Exhibit 1.1

BeiGene, Ltd.

Up to 132,313,260 RMB Shares to be Offered on the Shanghai Stock Exchange STAR Market
(par value $0.0001 per share)

Letter Agreement

    November 30, 2021

China International Capital Corporation Limited

Goldman Sachs Gao Hua Securities Co. Ltd.

Goldman Sachs (Asia) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

J.P. Morgan Securities (China) Company Limited

As the representatives (the “Representatives”) on behalf of the several underwriters named in Schedule I hereto (the “Underwriters”)

Ladies and Gentlemen:

BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, to issue and sell an aggregate of up to 132,313,260 ordinary shares, par value $0.0001 per share to be subscribed for in Renminbi (the “RMB Shares”), of the Company, in an initial public offering and listing on the Shanghai Stock Exchange STAR Market (the “STAR Offering”) pursuant to a prospectus (the “PRC Prospectus”) initially filed on January 25, 2021 with, as amended from time to time, and ultimately approved on June 28, 2021 and November 16, 2021, by the Shanghai Stock Exchange (the “SSE”) and the China Securities Regulatory Commission, respectively (the “CSRC,” together with the SSE, the “PRC Securities Regulators”). In connection with the STAR Offering, the Company will enter into an underwriting agreement with the Underwriters (the “PRC Agreement”) pursuant to the rules and regulations of the PRC Securities Regulators. In consideration for the transactions contemplated under the PRC Agreement and the PRC Prospectus and in furtherance of the Company’s obligations to register the RMB Shares and the STAR Offering with the Commission (as defined below), the Company and each of the Representatives has further enter into this letter agreement (this “Agreement”) to set forth their agreements with respect to certain matters in relation to the registration of the RMB Shares and the STAR Offering with the Commission pursuant to the Act (as defined below) and the rights and obligations of each of the Company and the Underwriters in such matters. In accordance with the terms of the STAR Offering, the RMB Shares to be issued and offered by the Company pursuant to the PRC Prospectus and the PRC Agreement are not fungible with the Company’s American Depositary Shares listed and traded on the NASDAQ Global Select Market or the Company’s ordinary shares listed and traded on the Stock Exchange of Hong Kong. Each of the Company and the Representatives acknowledges, agrees and understands that (i) the STAR Offering will take place within the PRC and be participated only by investors who are eligible to subscribe for the STAR Offering in the PRC pursuant to the rules and regulations of the PRC Securities Regulators; (ii) no part of the STAR Offering will involve a public offering or sale into the United States; (iii) the RMB Shares have been registered with the Commission pursuant to the Company’s shelf registration statement on Form S-3 solely for purposes of satisfying the Company’s obligations under the Act; and (iv) this Agreement is not an “underwriting agreement” as defined under Item 601(b)(1) of Regulation S-K.

1.Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, each of the Representatives that as of the date hereof and as of the date of the closing of the STAR Offering (“Closing Date”):

(a)An “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-238181) in respect of the RMB Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the RMB Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the RMB Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the RMB Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the RMB Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

(b)No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);

(c)For the purposes of this Agreement, the “Applicable Time” is 9:45 p.m. New York City Time on the date of this Agreement. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed in Schedule II thereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions in reliance upon and in conformity with the Underwriter Information;

(d)The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the Agreement;

(e)The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)No order preventing or suspending the use and filing of the Registration Statement, the Pricing Prospectus and the Prospectus has been issued by the PRC Securities Regulators;

(g)Since the respective dates as of which information is given in the PRC Prospectus, there has not been any change in the share capital, short-term debt or longterm debt of the Company or any of its subsidiaries (other than issuances of securities to Amgen, Inc. pursuant to its option to subscribe for additional shares in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company's outstanding share capital pursuant to that certain Share Purchase Agreement dated October 31, 2019, as amended by Amendment No. 1 dated December 6, 2019 and Amendment No. 2 dated March 17, 2020, between Amgen Inc. and the Company described in the PRC Prospectus (the “Amgen Share Purchase Agreement”) or as a result of the exercise or vesting of any outstanding share options, restricted share units or warrants described in the PRC Prospectus, the award of share options and restricted share units pursuant to the Company’s equity incentive plans that are described in the PRC Prospectus, or the repurchase of capital shares (subject to appropriate adjustment for share splits, share dividends, combinations and the like following the date of this Agreement) in connection with any early exercise of share options or restricted share units that were issued pursuant to the Company’s equity incentive plans described in the PRC Prospectus to employees in connection with such employees’ termination of service to the Company) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), in each case otherwise than as set forth or contemplated in the PRC Prospectus;

(h)Except as disclosed in the Company’s Current Report on Form 8-K filed on October 13, 2021, incorporated by reference in the Registration Statement and the Prospectus, under Item 1.02. Termination of a Material Definitive Agreement, neither the Company nor any of its subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Registration Statement and the Prospectus, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement;

(i)Except as described in the Registration Statement and the Prospectus, all dividends and other distributions declared and payable on the share capital of any of the PRC subsidiaries of the Company may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body of any stock exchange authorities (each, a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (collectively referred to as “Governmental Authorizations”);

(j)The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus and all of the issued share capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement and the Prospectus; and as of the respective cut-off dates in the PRC Prospectus, all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as described in the Registration Statement and the Prospectus (including securities issued pursuant to an equity incentive plan described in the Prospectus), there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, any shares or any other class of share capital of the Company;

(k) Except as described in the Registration Statement and the Prospectus, no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any RMB shares or, any other share capital of or other equity interests in the Company or any of its subsidiaries and  no person, other than the Underwriters disclosed in the Prospectus under the caption “Plan of Distribution”, has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the RMB Shares;

(l)The RMB Shares to be issued and sold by the Company in the STAR Offering have been duly and validly authorized by the Company and will conform to the description of the RMB Shares contained in the Registration Statement and the Prospectus;

(m)This Agreement has been duly authorized, executed and delivered by the Company, and when executed and delivered by the Company (assuming due authorization, execution and delivery by the other parties hereto and thereto), constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(n)The STAR Offering and the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not  conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject,  result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or  result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, including the PRC Securities Regulators; except, in the case of (A), as would not reasonably be expected to have a Material Adverse Effect or would not impair, in any material respect, the ability of the Company to issue and sell the RMB Shares or to consummate the transactions contemplated by this Agreement;

(o)No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of any stock exchange authorities is required for the STAR Offering or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been obtained under the Act, and (ii) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives;

(p)The Company is not and, after giving effect to the STAR Offering and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)This Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands or, except as described in the Registration Statement and Prospectus under the caption “Taxation—Cayman Islands Taxation”, that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement or any other documents to be furnished hereunder;

(r)Ernst & Young Hua Ming LLP, who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board;

(s)The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:  transactions are executed in accordance with management’s general or specific authorizations;  transactions are recorded as necessary to permit preparation of financial statements in conformity with the relevant auditing standards;  access to assets is permitted only in accordance with management’s general or specific authorization;  the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and  the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(t)The audited and unaudited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement and the Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods presented (other than as described therein);

(u)Any Company-derived statistical and market-related data included in the Registration Statement and the Prospectus has been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading; any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(v)Under the laws of the Cayman Islands and as set out in the Prospectus, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in this Agreement and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement under the laws of the State of New York, and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement would be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC and the statements set forth in the Prospectus under the caption “Enforcement of Civil Liabilities”;

(w)To the knowledge of the Company, none of the Company, any of its subsidiaries, and any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to a political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom; or made any unlawful bribe, payoff, influence payment, kickback, payment or rebate;

(x)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter- Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y)None of the Company or any of its subsidiaries or any director or officer, nor, to the knowledge of the Company, any other affiliate, agent or employee of the Company or any of its subsidiaries is or was, or is owned or controlled by one or more individuals or entities that at the time of the dealing or transaction is or was the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, the European Union or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions; for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions in violation of applicable Sanctions (i) with any Person who is or was the subject of Sanctions, or (ii) in any country or territory, that at the time of the dealing or transaction is or was the subject of comprehensive Sanctions; and

(z)The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.Further Agreements of the Company.

The Company agrees with each of the Representatives:

(a)To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the STAR Offering; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the RMB Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the RMB Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the RMB Shares (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the RMB Shares remain unsold by the Underwriters under the Registration Statement, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the RMB Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the RMB Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)Promptly from time to time to take such action as you may reasonably request to qualify the RMB Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the RMB Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the RMB Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the RMB Shares at any time after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)To pay the required Commission filing fees relating to the RMB Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(i)During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any United States securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(j)Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any RMB Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the RMB Shares, in each case other than the PRC Prospectus and the Prospectus.

(k)To use the net proceeds received by it from the sale of RMB Shares pursuant to this Agreement in the manner specified in the Registration Statement and the Prospectus and in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its subsidiaries; the Company will not use any of the proceeds from the STAR Offering to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by or subject of any Sanctions including, any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the STAR Offering that is inconsistent with any of the Company’s representations and obligations under the preceding sentence.

(l)Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of RMB Shares;

(m)[Reserved];

(n)To cause Ernst & Young Hua Ming LLP to furnish to you customary comfort letters on the date of this Agreement and on the Closing Date in form and substance satisfactory to you;

(o)To cause Goodwin Procter LLP, United States counsel to the Company, to furnish to you a written legal opinion, on the Closing Date, in form and substance satisfactory to you;

(p)To cause Cooley LLP, intellectual property counsel to the Company, to furnish to you a written legal opinion, on the Closing Date, in form and substance satisfactory to you;

(q)To cause Skadden, Arps, Slate, Meagher & Flom, Hong Kong counsel to the Company, to furnish to you a written legal opinion, on the Closing Date, in form and substance satisfactory to you;

(r)To cause Mourant Ozannes, Cayman Islands  counsel to the Company, to furnish to you a written legal opinion, on the Closing Date, in form and substance satisfactory to you; and

(s)To cause Fangda Partners, PRC counsel to the Company, to furnish to you a written legal opinion, on the Closing Date, in form and substance satisfactory to you.

3.Indemnification

(a)The Company will indemnify and hold harmless each Representative and Underwriter (each an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made); and will reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information.

(b)Each Underwriter severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to a Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the name and address of each Underwriter.

(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party (i) under such subsection unless and to the extent it did not otherwise learn of such action and it has been materially prejudiced by such omission to notify through the forfeiture by the indemnifying party of substantial rights and defenses and (ii) otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment  includes an unconditional release of the indemnified party from all liability arising out of such action or claim and  does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, on the other from the STAR Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection  (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, on the other shall be deemed to be in the same proportion as the total net proceeds from the STAR Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as agreed in the PRC Agreement or related agreements between the Company and the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Representatives agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations pursuant to the PRC Agreement and not joint.

(e)The obligations of the Company under this Section 3 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 3 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

4.Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company.

5.USA Patriot Act; Notices. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Representatives shall be delivered or sent by mail, telex or facsimile transmission to you at: China International Capital Corporation Limited, Floors 27 and 28, China World Office 2, No. 1 Jianguomenwai Avenue, Chaoyang District, Beijing, China, Attention: Equity Capital Markets; Goldman Sachs Gao Hua Securities Co. Ltd., Room 1807-1819, Floor 18, Beijing Winland International Finance Center, No.7 Financial Street, Xicheng District, Beijing, China, Attention: Equity Capital Markets; J.P. Morgan Securities (China) Company Limited, 49/F Shanghai Tower, No. 501, Middle Yincheng Road, Pudong New Area, Shanghai, 200120, China, Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer; with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Mitchell S. Bloom or Edwin O’Connor. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

6.Persons Entitled to Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Indemnified Parties, the Company and, to the extent provided in Section 3 hereof, the Indemnified Parties and the officers and directors of the Company and each person who controls the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

7.Submission to Jurisdiction. Each of the parties hereto irrevocably  agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court,  waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and  submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Cogency Global Inc., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

8.Judgement Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between  the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and  the rate of exchange at which a Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

9.Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, the PRC or Hong Kong, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

10.Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.

11.The Company acknowledges and agrees that  each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company,  no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the STAR Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and the PRC Agreement and  the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12.Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral), other than the PRC Agreement, among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.Waiver of Jury Trial. The Company and each of the Representatives hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16.Tax Disclosures. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to tax treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to tax treatment.

17.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.Recognition of the U.S. Special Resolution Regimes.

    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

    As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you as the Representatives on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

[Signature Page Follows]

Very truly yours,
BeiGene, Ltd.

By:	/s/ Scott A. Samuels
Name:	Scott A. Samuels
Title:	Senior Vice President, General Counsel

Accepted as of the date hereof:

As Representatives in their own capacity and on behalf of each of the Underwriters

China International Capital Corporation Limited

By:	/s/ 赵沛霖
Name:	Peilin Zhao 赵沛霖
Title:	Director of the Sponsorship Business Department

Goldman Sachs Gao Hua Securities Co. Ltd.

By:	/s/ Lihui Suo
Name:	Lihui Suo
Title:	Managing Director, General Manager of Goldman Sachs Gao Hua Securities Co. Ltd.

Goldman Sachs (Asia) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:	/s/ Samuel Thong
Name:	Samuel Thong
Title:	Managing Director

J.P. Morgan Securities (China) Company Limited

By:	/s/ 黄国滨
Name:	Houston Huang 黄国滨
Title:	Authorized Signatory

Schedule I

Underwriters
China International Capital Corporation Limited
Goldman Sachs Gao Hua Securities Co. Ltd.
J.P. Morgan Securities (China) Company Limited
CITIC Securities Co., Ltd.
Guotai Junan Securities Co., Ltd.

Schedule II

Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Number of RMB Shares offered: Up to 132,313,260 RMB Shares

Pricing Information: RMB192.6 per RMB Share price to the public

Issuer Free Writing Prospectus: None